SUBSIDIARIES OF REGISTRANT	EXHIBIT 21.1

Name of Subsidiary	Jurisdiction of Incorporation/Organization

Benchmark Clovis I, LLC	Delaware
Benchmark Communities, LLC	Delaware
Benchmark Harlan Ranch, LLC	Delaware
Benchmark Madera I, LLC	Delaware
Benchmark Soledad I, LLC	Delaware
Benchmark West Dunne, LLC	Delaware
BMC Almaden, LLC	Delaware
BMC Eagle Ridge, LLC	Delaware
BMC East Garrison, LLC	Delaware
BMC EG Bungalow, LLC	Delaware
BMC EG Garden, LLC	Delaware
BMC EG Grove, LLC	Delaware
BMC EG Town, LLC	Delaware
BMC EG Village, LLC	Delaware
BMC LV, LLC	Delaware
BMC MCITO, LLC	Delaware
BMC Meadowood II, LLC	Delaware
BMC Realty Advisors, Inc.	Delaware
BMC Red Hawk, LLC	Delaware
BMC Riverfront, LLC	Delaware
BMC Sagewood, LLC	Delaware
BMC Willow Brook, LLC	Delaware
BMC WP, LLC	Delaware
BMCH California, LLC	Delaware
Clovis I, LLC	Delaware
Fresno Land and Cattle Company, LLC	Delaware
UCP, LLC	Delaware
UCP Almond Estates, LLC	Delaware
UCP Barclay I, LLC	Delaware
UCP Barclay II, LLC	Delaware
UCP Barclay III, LLC	Delaware
UCP Barclay IV, LLC	Delaware
UCP Brandywine, LLC	Delaware
UCP Chateau Grove, LLC	Delaware
UCP Coronado, LLC	Delaware
UCP East Garrison, LLC	Delaware
UCP Evergreen, LLC	Delaware
UCP Herwaldt, LLC	Delaware
UCP Jackson Tower, LLC	Delaware
UCP Jovita, LLC	Delaware
UCP Kerman 106, LLC	Delaware
UCP Kerman, LLC	Delaware
UCP Loma Vista, LLC	Delaware
UCP Meadowood, LLC	Delaware
UCP Meadowood II, LLC	Delaware

UCP Meadowood III, LLC	Delaware
UCP Metropolitan, LLC	Delaware
UCP Montecito, LLC	Delaware
UCP Morgan Hill, LLC	Delaware
UCP Panorama, LLC	Delaware
UCP Piazza Park, LLC	Delaware
UCP Poulsbo, LLC	Delaware
UCP Quail Run, LLC	Delaware
UCP Sagewood, LLC	Delaware
UCP Soledad, LLC	Delaware
UCP Tapestry, LLC	Delaware
UCP Tierra Del Rey, LLC	Delaware
UCP Vintage, LLC	Delaware
UCP Walnut Grove, LLC	Delaware
UCP West Edmunson, LLC	Delaware
UCP Willow Brook, LLC	Delaware